SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2002

XTO ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Suite 2000, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800
(Registrant’s telephone number, including area code)

Item	5. Other Events.

Purchase of East Texas, Louisiana and San Juan Basin Properties

On April 11, 2002, the Company issued a press release to announce that it has entered into property transactions to increase its positions in East Texas, Louisiana and the San Juan Basin of New Mexico for a total cost of $164 million. The Company’s internal engineers estimate proved producing reserves related to the acquired properties to be 145 billion cubic feet of gas equivalent and that the properties will increase the Company’s daily production rates by 37 million cubic feet of natural gas, 1,050 barrels of natural gas liquids and 120 barrels of oil. A copy of the press release is filed as Exhibit 99.1.

Item	7. Financial Statements and Exhibits.

1	Exhibits.

  The following exhibits are filed as part of this Current Report of Form 8-K:

  Exhibit Number and Description

  99.1    Press Release dated April 11, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2002	XTO ENERGY INC.

	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number and Description

99.1	Press Release dated April 11, 2002

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